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                                                                    EXHIBIT 4.33
                               REGISTRATION RIGHTS


         1. DEFINITIONS. For purposes of this Exhibit H:

                  The term "ACT" means the Securities Act of 1933, as amended.

                  The term "HOLDER" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 6 hereof.

                  The term "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  The term "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  The term "REGISTRABLE SECURITIES" has the meaning set forth in the Agreement, as well as any Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such Registrable Securities, excluding in all cases, however, any Registrable Securities (I) sold by a person in a transaction in which his rights pursuant to this Exhibit H are not assigned or (II) registered under the Act, the registration statement in connection therewith has been declared effective, and such shares have been disposed by such holder pursuant to such registration statement; provided, however, that any such securities shall cease to be Registrable Securities if the registration rights granted hereunder are not transferred in accordance with the provisions of Section 6 below.

                  The term "SEC" shall mean the Securities and Exchange Commission.

                  All other capitalized terms used herein which are not defined herein shall have the meaning given elsewhere in this Exhibit or in the Agreement and Plan of Merger, as applicable.

         2. OBLIGATIONS OF PARENT. Whenever Parent effects the registration of any Registrable Securities, Parent shall, as expeditiously as reasonably possible:

            (a) Prepare and file with the SEC on any appropriate form a registration statement with respect to the Registrable Securities proposed to be registered and use all commercially reasonable efforts to cause such registration statement to become effective as soon as practicable thereafter.

            (b) Unless such registration is a firm commitment underwriting, prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the disposition of all Registrable Securities covered by such registration statement,



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until such time as Holder is able to sell all of the Registrable Securities held by Holder in a single three-month period in compliance with Rule 144.

            (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

            (d) Use all commercially reasonable efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as the underwriter or such sellers (not to exceed ten jurisdictions) shall reasonably request and do any and all other acts and things as may be reasonably necessary to consummate the disposition in such jurisdictions of the Registrable Securities covered by such registration statement, except that Parent shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in respect of doing business in any such jurisdiction, or to consent to general service of process in any such jurisdiction.

            (e) Immediately notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing or if it is necessary, in the opinion of counsel to Parent, to amend or supplement such prospectus to comply with law, and at the request of any such seller prepare and deliver to such seller a reasonable number of copies of a supplement to or any amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and shall otherwise comply in all material respects with law and so that such prospectus, as amended or supplemented, will comply with law.

            (f) Otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the SEC.

            (g) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

            (h) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or automated trading system on which similar securities issued by Parent are then listed.


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            (i) Provide a transfer agent and registrar for all Registrable
Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

         3. FURNISH INFORMATION. Any selling Holder shall furnish to Parent such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

         4. EXPENSES OF REGISTRATION. All expenses incurred in connection with registrations, filings or qualifications pursuant to this Exhibit H, including, without limitation, all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for Parent (but excluding underwriter's commissions, fees and discounts and any fees or expenses of others employed or retained by a selling Holder) shall be borne by Parent.

         5. INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement pursuant to this Exhibit H:

            (a) To the extent permitted by law, Parent will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act against any losses, claims, damages, or liabilities, joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Parent of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1934 Act or any state securities law; and, subject to subsection 5(c) below, Parent will reimburse each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Parent (which consent shall not be reasonably withheld), nor shall Parent be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

            (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless Parent, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls Parent within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, and any agent of Parent, against any losses,



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claims, damages, or liabilities joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 5(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be reasonably withheld; provided, that, in no event shall any indemnity under this subsection 5(b) exceed the gross proceeds from the offering received by such Holder.

            (c) Promptly after receipt by an indemnified party under this
Section 5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party receiving similar notice, to assume the defense thereof with counsel reasonably satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding; otherwise, the indemnified party shall be responsible for the fees and expenses of its counsel. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5.

            (d) Except as provided in the last sentence of subsection 5(c) above, if the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party.


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            (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

            (f) The obligations of Parent and Holders under this Section 5 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement pursuant to this Exhibit H.

         6. ASSIGNMENT OF REGISTRATION RIGHTS. The registration rights of the Holders may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who purchases from such Holder at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) Parent is promptly after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this document, including without limitation the provisions of the Lock-Up Agreement; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

         7. TERMINATION OF REGISTRATION RIGHTS. Notwithstanding anything in this Exhibit H to the contrary, no Holder shall be entitled to exercise any right provided for in this Exhibit H at such time as such Holder is able to sell all of such Holder's Registrable Securities in a single three-month period in compliance with Rule 144.



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